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                                                                    EXHIBIT 10.4


                                 PROMISSORY NOTE

$14,000,000.00                                                      MAY 29, 2002


         FOR VALUE RECEIVED, INTERVOICE-BRITE, INC., a Texas corporation (the "MAKER"), does hereby promise to pay to the order of BEAL BANK, S.S.B., a savings bank organized under the laws of the State of Texas ("PAYEE"), at its office at 6000 Legacy Drive, 4 East, Plano, Texas 75024, or at such other place as the holder hereof may from time to time designate in writing, in lawful money of the United States, the principal sum of FOURTEEN MILLION DOLLARS ($14,000,000.00), with interest thereon as provided in this Note.

         1. CERTAIN DEFINITIONS. For the purposes hereof, the terms set forth below shall have the following meanings:

                  (a) "APPLICABLE LAW" shall mean (i) the laws of the United States of America applicable to contracts made or performed in the State of Texas, now or at any time hereafter prescribing maximum rates of interest or eliminating maximum rates of interest on loans and extensions of credit, (ii) the laws of the State of Texas including, without limitation, Chapter 303 of the Texas Finance Code, as the same may be amended from time to time ("CHAPTER 303"), now or at any time hereafter prescribing or eliminating maximum rates of interest on loans and extensions of credit, and (iii) any other laws at any time applicable to contracts made or performed in the State of Texas which permit a higher interest rate ceiling hereunder. In no event shall the provisions of Chapter 346 of the Texas Finance Code (which regulates certain revolving credit loan accounts and revolving triparty accounts) apply to this Note or any of the indebtedness evidenced hereby.

                  (b) "APPLICABLE RATE" shall mean a per annum rate equal to the lesser of (i) the Highest Lawful Rate, or (ii) the greater of ten and one-half percent (10.5%) or a fluctuating rate equal to the Prime Interest Rate, as its fluctuates from time to time, plus two percent (2%).

                  (c) "DEED OF TRUST" shall mean that certain Deed of Trust, Security Agreement and Assignment of Leases and Rents, of even date herewith, executed by Maker for the benefit of Payee, encumbering the Property (hereinafter defined) as security for this Note and certain other indebtedness of Maker to Payee.

                  (d) "FINAL MATURITY DATE" shall mean May 28, 2005.

                  (e) "HIGHEST LAWFUL RATE" shall mean at the particular time in question the maximum rate of interest which, under Applicable Law, Payee is then permitted to charge Maker in regard to the loan evidenced by this Note. If the maximum rate of interest which, under Applicable Law, Payee is permitted to charge Maker in regard to the loan evidenced by this Note shall change after the date hereof, the Highest Lawful Rate shall


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         be automatically increased or decreased, as the case may be, from time to time as of the effective date of each change in the Highest Lawful Rate without notice to Maker. For purposes of determining the Highest Lawful Rate under the Applicable Law of the State of Texas, the applicable rate ceiling shall be the weekly ceiling described in and computed in accordance with the provisions of Chapter 303; provided, however, that in determining the Highest Lawful Rate, all fees and other charges contracted for, charged or received by Payee in connection with the loan evidenced by this Note which are either deemed interest under Applicable Law or required under Applicable Law to be deducted from the principal balance hereof to determine the rate of interest charged on this Note shall be taken into account. To the extent permitted by Applicable Law, Payee may from time to time substitute for the "weekly ceiling" referred to above any ceiling under Chapter 303 or any other statute and revise the rate, index, formula or provision of law used to compute the rate hereunder as provided therein.

                  (f) "PRIME INTEREST RATE" shall mean the prime rate of interest announced or published by The Wall Street Journal from time to time, it being understood that if The Wall Street Journal should at any time announce or publish more than one such prime rate of interest, the highest such announced or published prime rate of interest shall be used as the Prime Interest Rate during the period for which it is the highest such announced or published prime rate of interest. In the event of a change in the interest rate caused by a change in the Prime Interest Rate, the interest rate applicable to the principal balance of this Note shall be adjusted effective at the opening of business on the day on which such change becomes effective.

                  (g) "PROPERTY" shall mean the real and personal property located in Collin County, Texas, which is more particularly described in the Deed of Trust.

         2. CALCULATION AND PAYMENT OF PRINCIPAL AND INTEREST.

                  (a) Subject to the provisions of Section 7 hereof, interest on the unpaid principal balance hereof from time to time outstanding shall be computed at a per annum rate equal to the Applicable Rate.

                  (b) Accrued and unpaid interest, computed at the Applicable Rate, shall be due and payable monthly on the first day of each month hereafter commencing June 1, 2002 and continuing throughout the term of this Note.

                  (c) The unpaid principal balance of and all remaining accrued and unpaid interest upon this Note, including interest computed at the Applicable Rate or the Default Rate, as hereinafter defined, whichever is applicable, are due and payable on the maturity date hereof, whether such maturity date is the Final Maturity Date or any accelerated maturity date.


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                  (d) Interest on this Note shall be calculated on the basis of three hundred sixty-five (365) day or three hundred sixty-six (366) day years, as the case may be, subject, however, to the provisions of
         Section 8 hereof.

                  (e) If the date for any payment or prepayment hereunder falls on a day which is a Saturday, Sunday or legal holiday in the State of Texas, then for all purposes of this Note, the same shall be deemed to have fallen on the next following day, and such extension of time shall in such case be included in the calculation of interest.

                  (f) All payments on this Note pursuant to this Section 2 shall be applied first to the payment of any costs or expenses of Payee which are to be reimbursed by Maker as provided in the Loan Documents, as such term is defined in the Deed of Trust, then to the payment of accrued but unpaid interest hereon and then to the payment of the principal balance hereof; provided, however, if an Event of Default exists, all payments received by Payee in regard to the loan evidenced hereby shall be applied as Payee may direct.

         3. PREPAYMENT. Prior to November 29, 2002, this Note may not be prepaid in whole or in part. From and after November 29, 2002 but prior to the first anniversary of the date hereof, Maker may prepay this Note, in whole or in part, provided Maker pays to Payee at the time such prepayment is made a prepayment fee equal to the lesser of (i) an amount equal to two percent (2%) of the principal prepaid, and (ii) the maximum amount of prepayment fee Payee may charge and receive without violating applicable law. From and after the first anniversary of the date hereof, and prior to the second anniversary of the date hereof, Maker may prepay this Note, in whole or in part, provided Maker pays to Payee at the time such prepayment is made a prepayment fee equal to a lesser of
(i) an amount equal to one percent (1%) of the principal prepaid, and (ii) the maximum amount of prepayment fee Payee may charge and receive without violating applicable law. On or after the second anniversary of the date hereof, this Note may be prepaid in whole or in part without prepayment premium or fee. Notwithstanding the foregoing, no prepayment premium or fee will be required in connection with prepayments of principal resulting from requirements of the Loan Documents and not resulting from events within the Borrower's control (e.g., condemnation).

         4. WAIVER. Except to the extent otherwise expressly set forth below, Maker and all sureties, endorsers, accommodation parties, guarantors and other parties now or hereafter liable for the payment of this Note, in whole or in part, hereby severally (i) waive demand, notice of demand, presentment for payment, notice of nonpayment, notice of default, protest, notice of protest, notice of intent to accelerate, notice of acceleration, notice of dishonor and all other notices, and further waive diligence in collecting this Note, in taking action to collect this Note, in bringing suit to collect this Note, or in enforcing this Note or any of the security for this Note; (ii) agree to any substitution, subordination, exchange or release of any security for this Note or the release of any party primarily or secondarily liable for the payment of this Note; (iii) agree that Payee shall not be required to first institute suit or exhaust its remedies hereon against Maker or others liable or to become liable for the payment of this Note or to enforce its rights against any security for the payment of this Note; and (iv) consent to any extension of time for the payment of this Note, or any installment hereof, made by agreement by Payee with any


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person now or hereafter liable for the payment of this Note, even if Maker is not a party to such agreement.

         5. EVENTS OF DEFAULT

         (a) Upon the happening of any of the following events (each an "EVENT OF DEFAULT"), Payee may, at its option, declare immediately due and payable the entire outstanding principal balance of this Note together with all interest accrued and owing hereon, plus any other sums payable at the time of such declaration pursuant to this Note, and every instrument securing this Note, including, without limitation, the Deed of Trust. Events of Default means any of the following:

                  (i) If Maker shall fail to pay any installment of principal and/or interest under this Note as and when same becomes due and payable in accordance with the terms hereof or any other obligation of Maker to Payee involving the payment of money, or if Maker shall default in any other obligation under this Note or the Deed of Trust and/or any other Loan Document which can be cured by the payment of money, and such default is not cured within five (5) days following the date written notice of such failure is given by or on behalf of Payee to Maker; provided, however, (x) Payee will not be obligated to give such written notice more than twice during any twelve (12) month period, and following the second such notice during a twelve (12) month period, any subsequent default or failure during the then current twelve (12) month period shall constitute an Event of Default without any notice given by or on behalf of Payee and (y) Payee has no obligation to provide any such notice or opportunity to cure to Maker in regard to the payment of this Note on the maturity date hereof, whether such maturity date is the Final Maturity Date or any accelerated maturity date established pursuant to the terms hereof; or

                  (ii) Any Event of Default, as defined in the Deed of Trust, shall occur.

         (b) The failure to exercise the foregoing option upon the happening of one or more Events of Default shall not constitute a waiver of the right to exercise the same or any other option at any subsequent time, and no such failure shall nullify any prior exercise of any such option without the express written consent of Payee.

         6. COLLATERAL. This Note is secured by, among other things, the Deed of Trust, which contains provisions for the acceleration of the maturity hereof upon the happening of certain events.

         7. DEFAULT INTEREST. If any installment of principal and/or interest is not paid on or before the due date thereof or if the entire unpaid principal balance hereof and accrued but unpaid interest hereon are not paid on or before the earlier to occur of the Final Maturity Date or any accelerated maturity date as permitted hereby, all unpaid amounts of this Note, including principal and interest, shall thereafter, until all past due amounts are paid, bear interest at a rate of


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interest (the "DEFAULT RATE") equal to the lesser of (a) the Highest Lawful Rate or (b) the sum of the Applicable Rate plus five percent (5%); provided, however, that the obligation to pay such interest is subject to the limitation contained in the following paragraph.

         8. COMPLIANCE WITH LAW. All agreements between Maker and Payee, whether now existing or hereafter arising and whether written or oral, are hereby limited so that in no contingency, whether by reason of demand or acceleration of the Final Maturity Date or otherwise, shall the interest contracted for, charged, received, paid or agreed to be paid to Payee in regard to the loan evidenced by this Note exceed the maximum amount permissible under Applicable Law. If, from any circumstance whatsoever, interest would otherwise be payable to Payee in excess of the maximum amount permissible under Applicable Law, the interest payable to Payee shall be reduced to the maximum amount permissible under Applicable Law; and if from any circumstance Payee shall ever receive anything of value deemed interest by Applicable Law in excess of the maximum amount permissible under Applicable Law, an amount equal to the excessive interest shall be applied to the reduction of the principal hereof and not to the payment of interest, or if such excessive amount of interest exceeds the unpaid balance of principal hereof, such excess shall be refunded to Maker. All interest paid or agreed to be paid to Payee shall, to the extent permitted by Applicable Law, be amortized, prorated, allocated, and spread throughout the full period (including any renewal or extension) until payment in full of the principal so that the interest hereon for such full period shall not exceed the maximum amount permissible under Applicable Law. Payee expressly disavows any intent to contract for, charge or receive interest in an amount which exceeds the maximum amount permissible under Applicable Law. This paragraph shall control all agreements between Maker and Payee.

         9. ATTORNEYS' FEES AND COSTS. If an Event of Default shall occur, and in the event that thereafter this Note is placed in the hands of an attorney for collection, or in the event this Note is collected in whole or in part through legal proceedings of any nature, then and in any such case Maker promises to pay on demand by Payee, and, to the extent unpaid upon such demand, there shall be added to the unpaid principal balance hereof, all reasonable costs of collection, including, but not limited to, reasonable attorneys' fees incurred by the holder hereof, on account of such collection, whether or not suit is filed.

         10. CUMULATIVE RIGHTS. No delay on the part of the holder of this Note in the exercise of any power or right under this Note or under any other instrument executed pursuant hereto shall operate as a waiver thereof, nor shall a single or partial exercise of any power or right preclude other or further exercise thereof or the exercise of any other power or right. Enforcement by the holder of this Note of any security for the payment hereof shall not constitute any election by it of remedies so as to preclude the exercise of any other remedy available to it.

         11. HEADINGS. The paragraph headings used in this Note are for convenience of reference only, and shall not affect the meaning or interpretation of this Note.

         12. NOTICES AND DEMANDS. Any notice or demand to be given or to be served upon Maker in connection with this Note must be in writing and shall be given as provided in the Deed of Trust, addressed to Maker as follows:


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                                    Intervoice-Brite, Inc.
                                    17811 Waterview Parkway
                                    Dallas, Texas 75252
                                    Attn:  Chief Financial Officer

or at such other address within the continental United States as Maker may designate from time to time by written notice given to and received by the holder hereof.

         13. GOVERNING LAW. THIS NOTE SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF TEXAS AND THE LAWS OF THE UNITED STATES APPLICABLE TO TRANSACTIONS IN THE STATE OF TEXAS. EXCEPT TO THE EXTENT EXPRESSLY REQUIRED BY TEXAS LAW TO THE CONTRARY, COURTS WITHIN THE STATE OF TEXAS SHALL HAVE NONEXCLUSIVE JURISDICTION OVER ANY AND ALL DISPUTES BETWEEN MAKER AND PAYEE, WHETHER AT LAW OR IN EQUITY, TO THE EXTENT PAYEE ELECTS TO BRING AN ACTION WITH RESPECT TO ANY SUCH DISPUTE IN A COURT WITHIN THE STATE OF TEXAS.

         14. SUCCESSORS AND ASSIGNS. The term "Payee" shall include all of Payee's successors and assigns to whom the benefits of this Note shall inure.


                                     MAKER:

                                     INTERVOICE-BRITE, INC.,
                                     a Texas corporation


                                     By:
                                          --------------------------------------
                                          Name:
                                                --------------------------------
                                          Title:
                                                 -------------------------------


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